UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2011 (August 12, 2011)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2011, Ascent Solar Technologies, Inc. (the “Company”) entered into an investment and strategic alliance with TFG Radiant Investment Group Ltd. and its affiliates (“TFG Radiant”).

TFG Radiant has made an initial $7.36 million equity investment in the Company, and, in connection with such investment, has received an option to acquire an additional 9,500,000 shares of the Company’s common stock at an exercise price of $1.55 per share. The option is only exercisable after approval of the option by the Company’s stockholders and achievement of certain milestones associated with the construction of the first East Asia fab described below.

In addition, in exchange for the grant by the Company of exclusive rights to manufacture and sell solar devices based on the Company’s proprietary CIGS PV technology in East Asia (comprised of China, Taiwan, Hong Kong, Thailand, Malaysia, Indonesia, Korea and Singapore), TFG Radiant has committed to invest $165 million to build an initial fab in East Asia using the Company’s proprietary processes for manufacturing flexible CIGS PV, will provide consulting fees to the Company in connection with installation and commissioning of any fabs in East Asia, will provide license fees, royalty payments, and ownership interest in all East Asia fabs, and subject to the East Asia fabs meeting certain milestones related to production and costs, will provide over time incentive payments to the Company of up to $250 million.

In connection with such investment and strategic alliance, the Company and TFG Radiant entered into (i) a Securities Purchase Agreement, (ii) a Stockholders Agreement, (iii) a Registration Rights Agreement, and (iv) a Joint Development Agreement. In addition, TFG Radiant also entered into a Voting Agreement with Norsk Hydro Produksjon AS (“Norsk Hydro”), a substantial stockholder of the Company. The material terms of each of these agreements are described below.

At the time the Company and TFG Radiant entered into these agreements, an affiliate of TFG Radiant and the Company were parties to a distribution agreement for the sale of the Company’s products for building integrated, automotive and portable power solutions in China. In addition, affiliates of TFG Radiant held 1,565,452 shares of the Company’s common stock, which represented approximately 4.8% of the Company’s outstanding common stock immediately prior to the issuance of the Company’s shares to TFG Radiant in connection with the investment and strategic alliance.

Securities Purchase Agreement

Under the terms of the Securities Purchase Agreement:

(a) TFG Radiant acquired 6,400,000 shares of the Company’s common stock (the “Tranche 1 Shares”) at a price of $1.15 per share or $7,360,000 in the aggregate at a closing that occurred on August 12, 2011. The Tranche 1 Shares represent approximately 19.9% of the Company’s outstanding common stock on a pre-sale basis and 16.4% on a post-sale basis. Following the closing on the Tranche 1 Shares, TFG Radiant owns an aggregate of 20.5% of the Company’s outstanding common stock.

(b) The Company granted to TFG Radiant an option (the “Tranche 2 Option”) to purchase 9,500,000 shares of Ascent’s common stock (the “Tranche 2 Shares”). TFG Radiant may not exercise the Tranche 2 Option unless and until (1) the Company’s stockholders approve the issuance of the Tranche 2 Shares (the “Stockholder Approval”), and (2) TFG Radiant meets a specified milestone in the construction of the first East Asia fab (the “Tranche 2 Milestone”). The Tranche 2 Option expires on February 12, 2014 (the “Tranche 2 Expiration Date”). The Tranche 2 Option exercise price is $1.55 per share. If a change of control transaction occurs after Stockholder Approval and prior to the Tranche 2 Expiration Date, the Tranche 2 Option will become immediately exercisable and will terminate unless exercised in connection with such change of control transaction.

(c) The Company has agreed to submit the issuance of the Tranche 2 Shares underlying the Tranche 2 Option to the Company’s stockholders for approval at a special meeting of the stockholders. Such Stockholder Approval is required by the listing rules of the Nasdaq Stock Market.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Stockholders Agreement

Under the terms of the Stockholders Agreement:

(a) After closing on the purchase and sale of the Tranche 1 Shares, and, so long as TFG Radiant continues to hold at least fifteen percent (15%) of Company’s outstanding common stock, the Company shall use its reasonable efforts to elect a designated representative of TFG Radiant to the Company’s Board of Directors (the “Board”). As soon as practicable after the purchase and sale of the Tranche 2 Shares, if any, or at such other time as TFG Radiant beneficially owns twenty-five percent (25%) of the Company’s outstanding common stock, the Company shall use its reasonable efforts to elect a second designated representative of TFG Radiant to the Board. TFG Radiant’s rights to appoint any directors to the Board shall terminate in the event that the Company terminates the Joint Development Agreement in accordance with the terms thereof prior to the achievement of the Tranche 2 Milestone.

(b) TFG Radiant has agreed that until August 12, 2013, it will not, without prior approval of the Board, acquire more than 36.5% of the Company’s issued and outstanding common stock. These restrictions will terminate in certain circumstances, including if: (i) the Board solicits, or announces an intention to solicit, an offer by a third party to acquire at least 20% of the Company’s common stock or assets (an “Acquisition Proposal”), (ii) the Board approves, accepts, authorizes or recommends an Acquisition Proposal, (iii) the Company enters into any letter of intent or agreement with respect to an Acquisition Proposal, (iv) a third party (other than TFG Radiant or Norsk Hydro) acquires or announces an intent to acquire at least 20% of Company’s outstanding common stock, or (v) Stockholder Approval is not obtained for the issuance of the Tranche 2 Shares upon exercise of the Tranche 2 Option.

(c) TFG Radiant has received preemptive rights to purchase its pro rata share of future offerings by the Company of equity securities (or rights convertible into equity securities), with a limited number of customary exceptions.

(d) TFG Radiant and its affiliates have agreed to vote (or tender or exchange in the case of a tender or exchange offer) all shares of common stock beneficially owned in favor of certain acquisition proposals which (i) have been recommended by a majority of the Board and (ii) meet specified minimum per share price thresholds.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, in the event Stockholder Approval of the issuance of the Tranche 2 Shares is not obtained, TFG Radiant will be given certain demand and piggy-back registration rights with respect to the Tranche 1 Shares. If Stockholder Approval is obtained, then TFG Radiant will not receive any such registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Joint Development Agreement

Under the terms of the Joint Development Agreement:

(a) The parties will collaborate in order to allow TFG Radiant to (i) develop and commercialize facilities (“Fabs”) that manufacture Copper Indium Gallium diSelenide (CIGS) thin-film photovoltaic modules (“CIGS PV”) in an agreed upon territory in East Asia, and (ii) sell CIGS PV in such territory.

(b) TFG Radiant agrees to pay to the Company certain specified non-recurring engineering funding.

(c) The Company shall have the option to require TFG Radiant to purchase CIGS PV produced by the Company, subject to certain minimum volume and price thresholds.

(d) TFG Radiant has been granted an exclusive license to intellectual property owned by the Company or developed by the Company in connection with constructing Fabs and selling CIGS PVs in the territory. In order to maintain exclusivity in the territory, TFG Radiant must achieve certain specified performance metrics.

(e) TFG Radiant will pay to the Company a series of milestones payments in the event TFG Radiant (i) sells and ships certain quantities of CIGS PV and (ii) achieves certain target costs of production.

(f) TFG Radiant will pay to the Company a royalty percentage based on net sales of the CIGS PV, a portion of which can be converted into an ownership interest in the Fab responsible for such production.

(g) TFG Radiant will pay to the Company a license fee at the time of commissioning for each TFG Radiant Fab.

The foregoing description of the Joint Development Agreement does not purport to be complete and is qualified in its entirety by reference to the Joint Development Agreement. The Company intends to file a redacted copy of the Joint Development Agreement as an exhibit to a future periodic report of the Company and, in connection with such filing, to submit a confidential treatment request letter to the Securities and Exchange Commission.

Voting Agreement

Under the terms of the Voting Agreement between TFG Radiant and Norsk Hydro, Norsk Hydro has agreed:

(a) To vote (or cause to be voted) in person or by proxy all shares beneficially owned by it in favor of the issuance of the Tranche 2 Shares upon exercise of the Tranche 2 Option.

(b) To vote (or cause to be voted) in person or by proxy all shares beneficially owned by them in favor of TFG Radiant’s Board designees which are designated in accordance with the Stockholders Agreement described above.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

About TFG Radiant

TFG Radiant Group is a joint venture of Radiant Group (www.sradiant.com), a Chinese conglomerate in construction and real estate, and Tertius Financial Group, a private investment firm based in Singapore. The Group, with more than 3,000 personnel, operates various businesses across China, Indonesia, Singapore and Malaysia, including in metal roofing and facades, import/export trading, real estate investment, project management and consultation, new-energy development, manufacturing and distribution and gold mining.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 8.01 Other Events

On August 12, 2011, Ascent issued a press release announcing the strategic alliance with Radiant. A copy of the press release is filed as Exhibit 99.5 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Securities Purchase Agreement dated as of August 12, 2011

99.2	Stockholders Agreement dated as of August 12, 2011

99.3	Registration Rights Agreement dated as of August 12, 2011

99.4	Voting Agreement dated as of August 12, 2011

99.5	Press Release titled “Ascent Solar Enters Major Strategic Alliance with TFG Radiant Group of China”, dated August 15, 2011

Forward-Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

August 15, 2011	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer